EXHIBIT 99.1
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[GRAPHIC OMITTED]
[LOGO -- SPACE BY
 WILLIAMS
 SCOTSMAN(R)]


FOR IMMEDIATE RELEASE

For more information, please contact:
Robert C. Singer

Chief Financial Officer
Williams Scotsman, Inc.
(410) 931-6108


                             WILLIAMS SCOTSMAN, INC.
         ANNOUNCES EXTENSION OF CONSENT DATE AND EXPIRATION DATE IN THE
       TENDER OFFER AND CONSENT SOLICITATION FOR ITS 9 7/8% SENIOR NOTES
         AND ITS 10% SENIOR SECURED NOTES AND REVISES CONSIDERATION IN
                 TENDER OFFER FOR ITS 10% SENIOR SECURED NOTES

Baltimore, MD - August 18, 2005 - Williams Scotsman, Inc. announced today that it is amending its previously announced tender offer and consent solicitation for any and all of its outstanding 9 7/8% Senior Notes due 2007 (the "9 7/8% Notes") and for any and all of its outstanding 10% Senior Secured Notes due 2008 (the "10% Notes", together with the 9 7/8% Notes, the "Notes") by (i) extending the Consent Date to 5:00 P.M., New York City time, on August 31, 2005, unless further extended or terminated; (ii) extending the Expiration Date to 5:00 P.M., New York City time, on September 29, 2005, unless further extended or terminated and (iii) revising the tender offer consideration from $1,081.68 to $1,075.22 for each $1,000 principal amount of 10% Notes tendered and accepted for payment pursuant to the tender offer. In addition, Williams Scotsman has amended the tender offer and consent solicitation to grant the holders of the Notes the right (i) to withdraw the validly tendered Notes effective on August 19, 2005, which right will expire on the new Consent Date and (ii) to withdraw the validly tendered Notes effective after October 3, 2005 if the company extends the expiration date of the tender offer and consent solicitation beyond October 3, 2005.

The total consideration for each $1,000 principal amount of 10% Notes tendered on or prior to the Consent Date, unless extended or earlier terminated, and accepted for payment pursuant to the tender offer will be $1,095.22, plus accrued and unpaid interest to, but not including, the applicable payment date. The total consideration will be the sum of the tender offer consideration of $1,075.22 for each $1,000 principal amount of 10% Notes tendered and accepted for payment pursuant to the tender offer and the consent payment of $20.00 for each $1,000 principal amount of 10% Notes validly tendered prior to the Consent Date and accepted for payment, plus accrued and unpaid

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interest to, but not including, the applicable payment date. The total consideration for the 10% Notes was determined by assuming that the 10% Notes were repurchased at 100% of their principal amount plus a make-whole premium based on the yield of a U.S. treasury security maturing on or near the first redemption date for such notes (which is August 15, 2006) plus 50 basis points.

The total consideration and the tender offer consideration for the 9 7/8% Notes will not be affected. The total consideration for each $1,000 principal amount of 9 7/8% Notes tendered on or prior to the Consent Date, unless extended or earlier terminated, and accepted for payment pursuant to the tender offer will be $1005.00, plus accrued and unpaid interest to, but not including, the applicable payment date. The total consideration will be the sum of the tender offer consideration of $985.00 for each $1,000 principal amount of 9 7/8% Notes tendered and accepted for payment pursuant to the tender offer and the consent payment of $20.00 for each $1,000 principal amount of 10% Notes validly tendered prior to the Consent Date and accepted for payment, plus accrued and unpaid interest to, but not including, the applicable payment date.

As of 5:00 P.M., New York City time, on August 17, 2005, a total of $520,035,000 in aggregate outstanding principal amount of 9 7/8% Notes (representing approximately 94.55% of the $550,000,000 of aggregate outstanding principal amount of 9 7/8% Notes as of 5:00 P.M., New York City time, on August 17, 2005) and a total of $148,200,000 in aggregate outstanding principal amount of 10% Notes (representing approximately 98.80% of the $150,000,000 of aggregate outstanding principal amount of 10% Notes as of 5:00 P.M., New York City time, on August 17, 2005) had been validly tendered and not withdrawn.

The Notes are being tendered pursuant to Williams Scotsman's Offer to Purchase and Consent Solicitation Statement dated June 23, 2005, as amended on July 5, 2005, which more fully sets forth the terms and conditions of the cash tender offer to purchase any and all of the outstanding principal amount of the Notes as well as the consent solicitation to eliminate substantially all of the restrictive covenants and certain events of default contained in the indentures governing the Notes. This press release supersedes the terms of the Williams Scotsman's Offer to Purchase and Consent Solicitation Statement to the extent the terms contained herein are inconsistent with the terms contained therein.

Williams Scotsman's obligation to accept for purchase any Notes validly tendered pursuant to the tender offer and its obligation to make consent payments for consents validly delivered on or prior to the Consent Date are subject to: (i) the company having available funds sufficient to pay the total consideration with respect to all Notes tendered from the proceeds of the initial public offering of the common stock of Williams Scotsman International, Inc., the parent of the company, a new notes offering of the company and/or the borrowings under its credit facility; (ii) the tender of a majority in principal amount of each class of Notes by the holders; and (iii) certain other customary conditions.

Deutsche Bank Securities Inc. is the Dealer Manager and Solicitation Agent for the tender offers and consent solicitation. Questions concerning the tender offers or consent solicitation may be directed to Alexandra Barth, Deutsche Bank Securities Inc. collect, at (212) 250-5655. The Information Agent is MacKenzie Partners, Inc. Copies of


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documents may be obtained from MacKenzie Partners, Inc., at (212) 929-5500
(collect) or toll-free at (800) 322-2885.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer is being made only by reference to the Offer to Purchase and Consent Solicitation Statement and related applicable Consent and Letter of Transmittal dated June 23, 2005, as amended on July 5, 2005, which is superseded by this press release to the extent that the terms contained herein are inconsistent with the terms contained therein. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Offer to Purchase and Consent Solicitation Statement.

Williams Scotsman, Inc.

Williams Scotsman, Inc., headquartered in Baltimore, Maryland, is a provider of modular space solutions for the construction, education, commercial and industrial, and government markets. The company serves over 25,000 customers, operating a fleet of approximately 97,000 modular space and portable storage units that are leased through a network of 85 branches. Williams Scotsman provides delivery, installation, and other services to its leasing customers, and sells new and used modular space products and services.

Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by these forward-looking statements. These factors include, among others, the following: substantial leverage and our ability to service debt; changing market trends in our industry; general economic and business conditions including a prolonged or substantial recession; our ability to finance fleet and branch expansion and to locate and finance acquisitions; our ability to implement our business and growth strategy and maintain and enhance our competitive strengths; our ability to consummate the financing transactions described above and to obtain financing for general corporate purposes; intense industry competition; availability of key personnel; industry over-capacity; and changes in, or the failure to comply with, government regulations. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date hereof as a result of new information, future events or developments, except as required by federal securities laws.



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